UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 12, 2024

Evolution Petroleum Corporation

(Exact name of registrant as specified in its charter)

001-32942

(Commission File Number)

Nevada	41-1781991
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)
1155 Dairy Ashford Road, Suite 425, Houston, Texas	77079
(Address of Principal Executive Offices)	(Zip Code)

(713) 935-0122

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange On Which Registered
Common Stock, $0.001 par value	EPM	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ◻

Item 2.01 Completion of Acquisition or Disposition of Assets.

On February 12, 2024, Evolution Petroleum Corporation (the “Company”) completed the acquisitions of certain non-operated oil and natural gas assets in the SCOOP and STACK plays in central Oklahoma (the "Acquisitions") from Red Sky Resources III, LLC, Red Sky Resources IV, LLC, and Coriolis Energy Partners I, LLC. The combined purchase price of the Acquisitions is $43.5 million plus preliminary purchase price adjustments of approximately $0.4 million related primarily to capital expenditures and joint interest billing payments. The Company expects to receive the vast majority of the revenue earned between the effective date of November 1, 2023 and the closing date, within the next 90 days through receipt of a final closing statement.

Of the Acquisitions only the transactions acquiring oil and natural gas properties from Red Sky Resources III, LLC and Red Sky Resources IV LLC are significant and the Company plans to prepare and file audited statements of revenues less direct operating expenses (modified to include depreciation, depletion and amortization) within the prescribed time period for each of the entities.

The acquired assets consist of an average working interest of approximately 3% net to Evolution, in 231 producing wells in the SCOOP and STACK plays of the Anadarko Basin in Blaine, Canadian, Carter, Custer, Dewey, Garvin, Grady, Kingfisher, McClain, and Stephens counties, Oklahoma. The acquisitions also include approximately 3,700 net acres with more than 300 associated potential drilling opportunities. The acquired assets currently produce approximately 1,550 barrels of oil equivalent per day, with a commodity mix of approximately 42% oil, 43% natural gas, and 15% natural gas liquids.

The Acquisitions were funded with cash on hand and $42.5 million of borrowings from Evolution’s revolving credit facility.

Cautionary Statement

This Current Report on Form 8-K contains certain statements that are, or may be deemed to be, “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements, other than statements of historical facts, included in this Current Report on Form 8-K that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. The Company has based these forward-looking statements largely on its current expectations and projections about future events and financial trends affecting the financial condition of its business. These forward-looking statements are subject to a number of risks and uncertainties, most of which are difficult to predict and many of which are beyond its control, including the completion of the proposed transaction on the terms or timeline currently contemplated or at all. Please read the Company’s filings with the Securities and Exchange Commission, including “Risk Factors” in its Annual Report on Form 10-K for the year ended June 30, 2023, for a discussion of risks and uncertainties that could cause actual results to differ from those in such forward-looking statements. The words “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “plan,” “expect,” “indicate” and similar expressions are intended to identify forward-looking statements. All statements other than statements of current or historical fact contained in this Current Report on Form 8-K are forward-looking statements. Although the Company believes that the forward-looking statements contained in this Current Report on Form 8-K are based upon reasonable assumptions, the forward-looking events and circumstances discussed in this press release may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Evolution Petroleum Corporation (Registrant)

Date: February 13, 2024	By:	/s/ RYAN STASH
	Name:	Ryan Stash
	Title:	Senior Vice President and Chief Financial Officer